                                                               HEI Exhibit 11(a)
                                                               -----------------

Hawaiian Electric Industries, Inc. and subsidiaries
COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
(unaudited)

                                                       Three months ended            Nine months ended
                                                          September 30,                September 30,
                                                    ------------------------       ----------------------
(in thousands, except for per share data)            1994             1993          1994           1993
- ---------------------------------------------------------------------------------------------------------
Income from continuing operations...............    $22,691         $16,088        $52,111        $44,357
Income from discontinued operations.............         --              --             --          1,800
                                                    -------         -------        -------        -------
Net income......................................    $22,691         $16,088        $52,111        $46,157
                                                    =======         =======        =======        =======

Average number of common shares outstanding.....     28,255          26,247         28,014         25,402
                                                    =======         =======        =======        =======
Earnings per common share:
 Continuing operations..........................    $  0.80         $  0.61        $  1.86        $  1.75
 Discontinued operations........................         --              --             --           0.07
                                                    -------         -------        -------        -------
                                                    $  0.80         $  0.61        $  1.86        $  1.82
                                                    =======         =======        =======        =======